Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58040) of Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan of our report dated March 28, 2001 relating to the financial statements of Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan, which appears in this Annual Report on Form 11-K.

/s/ PricewaterhouseCoopers LLP Chicago, Illinois March 28, 2003